UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

July 16, 2021

Slack Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38926	26-4400325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 630-7943

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WORK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on December 1, 2020, Slack Technologies, Inc., a Delaware corporation (“Slack”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with salesforce.com, inc., a Delaware corporation (“Salesforce”), Skyline Strategies I Inc., a Delaware corporation and a wholly owned subsidiary of Salesforce (“Merger Sub I”), and Skyline Strategies II LLC, a Delaware limited liability company and a wholly owned subsidiary of Salesforce (“Merger Sub II”). The Merger Agreement provides for the merger of Merger Sub I with and into Slack, with Slack continuing as the surviving corporation (the “Surviving Corporation”) and a direct, wholly owned subsidiary of Salesforce (the “First Merger”), immediately followed by a second merger of the Surviving Corporation into Merger Sub II, with Merger Sub II continuing as the surviving company (the “Surviving Entity”, and such second merger, the “Second Merger” and together with the First Merger, the “Mergers”). The events described in this Current Report on Form 8-K took place in connection with the completion of the Mergers.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the completion of the Mergers, on July 21, 2021 (the “Closing Date”), Slack, Salesforce and Merger Sub II, and U.S. Bank National Association, as trustee (the “Trustee”) entered into that certain Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of April 9, 2020 (the “Base Indenture” and, together with that certain First Supplemental Indenture, dated as of February 10, 2021, and the Second Supplemental Indenture, the “Indenture”), by and between Slack and the Trustee, relating to Slack’s 0.50% Convertible Senior Notes due 2025 (the “Convertible Notes”), pursuant to which Merger Sub II assumed Slack’s rights and obligations under the Convertible Notes and the Indenture.

As a result of the Mergers, and pursuant to the Second Supplemental Indenture, the Convertible Notes are no longer convertible into shares of Class A common stock of Slack. Instead, subject to the terms and conditions of the Indenture, the Convertible Notes will be convertible into cash and shares of common stock of Salesforce in proportion to the merger consideration payable pursuant to the Merger Agreement, pursuant to the “Reference Property” provisions in the Indenture. This Current Report on Form 8-K does not constitute an offer or solicitation with respect to any securities.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 16, 2021, Slack terminated that certain Revolving Credit and Guaranty Agreement, dated as of May 30, 2019, by and among Slack, the guarantors party thereto from time to time, the lenders and issuing banks party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). In connection with the termination of the Credit Agreement, all unpaid fees and expenses thereunder were paid in full, and all obligations thereunder released and terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, Salesforce completed its previously announced acquisition of Slack. Pursuant to the Merger Agreement, Merger Sub I merged with and into Slack, with Slack continuing as the Surviving Corporation and a wholly owned subsidiary of Salesforce, and immediately following the First Merger, the Surviving Corporation merged into Merger Sub II, with Merger Sub II continuing as the surviving company.

Pursuant to the Merger Agreement, at the effective time of the First Merger (the “First Effective Time”), each share of Class A common stock and Class B common stock (together, the “Common Stock”) of Slack issued and outstanding immediately prior to the First Effective Time (other than any shares owned by Slack, Salesforce and their respective subsidiaries or any shares held in Slack’s treasury) was converted into the right to receive 0.0776 shares of Salesforce common stock and $26.79 in cash, without interest and subject to applicable withholding taxes.

Slack’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2021 contains additional information about the Mergers and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Slack in the Mergers.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Slack with the SEC on December 1, 2020, and is incorporated by reference herein.

The information set forth under the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 5.01.	Changes in Control of Registrant.

As a result of the First Merger, a change of control of Slack occurred on the Closing Date and Slack became a wholly owned subsidiary of Salesforce. The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 1, 2020, by and among Slack Technologies, Inc., salesforce.com, inc., Skyline Strategies I Inc. and Skyline Strategies II LLC (incorporated by reference to Exhibit 2.1 to Slack’s Current Report on Form 8-K filed with the SEC on December 1, 2020)

4.1	Second Supplemental Indenture, dated July 21, 2021, among Slack Technologies, Inc., Salesforce.com, Inc., Skyline Strategies II LLC and U.S. Bank National Association, as trustee

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL (included as Exhibit 101)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and Slack agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that Slack may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2021	SLACK TECHNOLOGIES, INC.

	By:	/s/ Allen Shim
	Name:	Allen Shim
	Title:	Chief Financial Officer